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Separate Account H - Standardized 1 Year Return (example)

ONE YEAR RETURN PERIOD ENDING 6/30/00

                                Bond
Fund Value                      $1,094.86
Surr Charge                     $    0.00
Final Value                     $1,094.86
Annual Return                        9.49%

Unit Values

Date            Bond
6/30/99         4.088842
6/30/00         4.476699

Separate Account H - Standardized 5 Year Return (example)

FIVE YEAR RETURN PERIOD ENDING 6/30/00

Fund Value                      Bond
One Year                        $  976.77

Two Year                        $1,078.06

Three Year                      $1,106.73

Four Year                       $1,174.56

Five Year                       $1,285.97
Surr Charge                     $    0.00
Final Value                     $1,285.97
Annual Return                        5.16%

Unit Values
                Bond
6/30/95         3.481172
6/30/96         3.400288
6/30/97         3.752918
6/30/98         3.852710
6/30/99         4.088842
6/30/00         4.476699

Separate Account H - Standardized 10 Year/Lifetime Return (example)

TEN YEAR/LIFETIME RETURN PERIOD ENDING 6/30/00

Fund Value                      Bond
One Year                        $1,096.32

Two Year                        $1,146.76

Three Year                      $1,242.63

Four Year                       $1,406.02

Five Year                       $1,572.18

Six Year                        $1,535.65

Seven Year                      $1,694.91

Eight Year                      $1,739.98

Nine Year                       $1,846.62

Ten Year                        $2,021.79
Surr Charge                          0.00
Final Value                     $2,021.79
Annual Return                       7.29%

Unit Values
                Bond
6/30/90         2.214231
6/30/91         2.427516
6/30/92         2.539191
6/30/93         2.751470
6/30/94         3.113261
6/30/95         3.481172
6/30/96         3.400282
6/30/97         3.752918

Separate Account H - Non-standardized Return

Accumulated Amounts

        Base Period
Years   Start Date              End Date                Bond
1       6/30/99                 6/30/00                 $1,094.86
2       6/30/98                 6/30/99                 $1,161.96
3       6/30/97                 6/30/98                 $1,192.86
4       6/30/96                 6/30/97                 $1,316.56
5       6/30/95                 6/30/96                 $1,285.97
Life                                                    $4,476.70

Compound Growth Rate

        Base Period
Years   Start Date              End Date                Bond
1       6/30/99                 6/30/00                 9.49%
2       6/30/98                 6/30/99                 7.79%
3       6/30/97                 6/30/98                 6.05%
4       6/30/96                 6/30/97                 7.12%
5       6/30/95                 6/30/96                 5.16%
Life                                                    9.51%

Unit Values             Bond
6/30/00                 4.476699
6/30/99                 4.088842
6/30/98                 3.852710
6/30/97                 3.752918
6/30/96                 3.400288
6/30/95                 3.481172

Life Return                     Bond

Inception Date/Start Date       12/28/81
Unit Value                      1.000000
Period (Years)                  19.5055